Exhibit 14.1

29 March 2006

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Registration Statements on Form F-3 (File No. 333-85646, 333-12384 and 333-126811), of our report dated March 9, 2006 relating to the financial statements of Barclays PLC and Barclays Bank PLC, which appears in the 2005 Annual Report to Shareholders of Barclays PLC, which is incorporated by reference in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

London, England

March 29, 2006

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.

29 March 2006

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (File No. 333-112796, 333-112797 and 333-12818), of our report dated March 9, 2006 relating to the financial statements of Barclays PLC and Barclays Bank PLC, which appears in the 2005 Annual Report to Shareholders of Barclays PLC, which is incorporated by reference in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2005.

PricewaterhouseCoopers LLP

London, England

March 29, 2006

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.